REVISED SCHEDULE A
                            DATED NOVEMBER 12, 2003
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                               STI CLASSIC FUNDS
                                      AND
                           TRUSCO CAPITAL MANAGEMENT


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

         PORTFOLIO                                                          FEE

         Prime Quality Money Market Fund                                   .65%

         U.S. Government Securities Money Market Fund                      .65%

         Tax-Exempt Money Market Fund                                      .55%

         Short-Term Bond Fund                                              .65%

         Short-Term U.S. Treasury Securities Fund                          .65%

         U.S. Government Securities Fund                                   .74%

         International Equity Index Fund                                   .90%

         Classic Institutional Cash Management Money Market Fund           .20%

         Classic Institutional U.S. Treasury Securities
                  Money Market Fund                                        .20%

         Small Cap Growth Stock Fund                                      1.15%

         Tax Sensitive Growth Stock Fund                                  1.15%

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         Maryland Municipal Bond Fund                                      .65%

         Virginia Intermediate Municipal Bond Fund                         .65%

         Virginia Municipal Bond Fund                                      .65%

         Virginia Tax-Free Money Market Fund                               .40%
                  (formerly Tax-Free Money Market Fund)

         U.S. Treasury Money Market Fund                                   .65%

         Growth and Income Fund                                            .90%

         Life Vision Aggressive Growth Fund
                  (formerly Life Vision Maximum Growth Portfolio)          .25%

         Life Vision Growth and Income Fund
                  (formerly Life Vision Growth and Income Portfolio)       .25%

         Life Vision Moderate Growth Fund
                  (formerly Life Vision Balanced Portfolio)                .25%

         Life Vision Conservative Fund                                     .25%

         Classic Institutional U.S. Government Securities
                  Money Market Fund                                        .20%

         Information and Technology Fund
                  (formerly E-Commerce Opportunity Fund)                  1.10%

         High Income Fund                                                  .80%

         Mid-Cap Value Equity Fund                                        1.25%

         Strategic Income Fund                                            0.85%

         Classic Institutional Short-Term Bond Fund                       0.60%

         Classic Institutional Super Short Income Plus Fund               0.50%

         Classic Institutional U.S. Government Securities Super
                  Short Income Plus Fund                                  0.40%

         Strategic Quantitative Equity Fund                               1.15%

         Classic Institutional High Quality Bond Fund                     0.50%

         Classic Institutional Total Return Bond Fund                     0.45%

         Aggressive Growth Stock Fund                                     1.25%

         Emerging Growth Stock Fund                                       1.25%